Exhibit 4.3

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

Registered No. 001	PRINCIPAL AMOUNT
CUSIP No.: 637417 AP1	$ (subject to revision as set forth below)

NATIONAL RETAIL PROPERTIES, INC.

3.100% NOTE DUE 2050

NATIONAL RETAIL PROPERTIES, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein referred to as the “Company” which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of                ($                ), as may be revised by the Schedule of Increases or Decreases in Global Security attached hereto, on April 15, 2050 and to pay interest on the outstanding principal amount thereon from March 3, 2020, or from the immediately preceding 3.100% Notes Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year, commencing October 15, 2020, at the rate of 3.100% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any 3.100% Notes Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the 3.100% Notes Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such 3.100% Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such 3.100% Notes Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such 3.100% Notes Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the office or agency maintained for that purpose in the City of St. Paul, Minnesota, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal and interest on the 3.100% Notes (other than payments of principal and interest due at Stated Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account of the Person entitled thereto located within the United States; provided, that such Person owns 3.100% Notes in an aggregate principal amount of at least $1,000,000 and such Person makes a written request therefor for the appropriate 3.100% Notes Interest Payment Date.

Securities of this series are one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 25, 1998 (as supplemented, herein called the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association (formerly First Union National Bank) (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto, including, the Eighteenth Supplemental Indenture thereto, dated as of March 3, 2020, between the Company and the Trustee, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are authenticated and delivered. Capitalized terms used but not defined herein have the meanings set forth in the Indenture. In the event of a conflict, the terms of the Indenture shall govern to the extent lawful. This Security is one of the series designated as the “3.100% Notes due 2050” therein, initially having an aggregate principal amount equal to $                ; provided, that the Company may, without the consent of the Holders of the then Outstanding 3.100% Notes, “reopen” this series of Securities so as to increase the aggregate principal amount of 3.100% Notes Outstanding in compliance with the procedures set forth in the Indenture, including Sections 3.1 and 3.3 thereof, so long as any such additional notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the 3.100% Notes then Outstanding.

Securities of this series may be redeemed prior to October 15, 2049, at any time at the option of the Company, in whole or in part from time to time, upon notice of not more than 60 nor less than 15 days prior to the Redemption Date, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date and (ii) the Make-Whole Amount, if any, set forth in the Indenture, plus accrued and unpaid interest thereon to, but not including the Redemption Date, with respect to the 3.100% Notes; provided, however, that if the Company redeems the 3.100% Notes on or after October 15, 2049, the redemption price will equal 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, (ii) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and (iii) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on (or Make-Whole Amount, if any, with respect to) this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on (or Make-Whole Amount, if any, with respect to) this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

This 3.100% Note is a Global Security. As provided in and subject to the provisions of the Indenture, definitive Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (1) the depositary with respect to the 3.100% Notes (which shall initially be DTC) notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice; (2) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the depositary or (3) the Company executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable. In connection with the exchange of an entire Global Security for definitive Securities pursuant to this paragraph, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

All capitalized terms used in this Security which are used herein but not defined herein shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, NATIONAL RETAIL PROPERTIES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated: March 3, 2020

NATIONAL RETAIL PROPERTIES, INC.

By:
[SEAL]	Name:	Kevin B. Habicht
	Title:	Executive Vice President and Chief Financial Officer

Attest:

By:
Name:	Christopher P. Tessitore
Title:	Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 3, 2020

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	Sheryl Lear
Title:	Vice President

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

Sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including

Zip Code of Assignee)

the within Security of National Retail Properties, Inc. and hereby does irrevocably constitute and appoint

(Attorney)

to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Increase or Decrease	Signature of Authorized Officer of Trustee or Custodian